8-K Cover

EXHIBIT 99.2

EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this “Agreement”), dated as of September __, 2007, by and between Downey Savings and Loan Association, F.A. (the “Company”) and Frederic R. McGill (“Executive”).

RECITALS

          WHEREAS, the Company desires to engage Executive to serve as the Company’s President, effective as of October 29, 2007;

          WHEREAS, the Company desires to have Executive serve as the President of its holding company, Downey Financial Corp., effective as of October 29, 2007; and

          WHEREAS, Executive desires to accept such employment.

AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.   Employment.

          Subject to the terms and conditions of this Agreement, the Company hereby employs Executive and Executive hereby accepts employment by the Company for the period commencing on October 29, 2007 (the “Commencement Date”) and ending on the date such employment is terminated by either Company or Executive (such period, the “Employment Period”).

          Executive’s employment shall be “at will” and may be terminated at any time for any reason by either Company or Executive with or without cause and with or without prior notice.

2.   Position, Duties and Reporting.

          From the Commencement Date and thereafter during the Employment Period, Executive shall serve as President and/or in such other position(s) with the Company and its affiliates as the Board of Directors (the “Board”) of the Company may assign Executive from time to time.

          From the Commencement Date and thereafter during the Employment Period, Executive shall devote substantially all of his business time and attention to the services required of him hereunder. Employee shall report directly to the Chief Executive Officer, the most senior officer of the Company (and its holding company).

3.   Compensation.

          (a)   Base Salary and Annual Bonus. During the Employment Period, Company shall pay to Executive such base salary (the “Base Salary”) and annual bonus (the “Bonus”) as are set forth in that certain letter addressed to Executive and dated as of even date herewith (the “Offer Letter”). Such Base Salary and Bonus shall be subject to those terms and conditions set forth in the Offer Letter. Any increases to Executive’s Base Salary and/or Bonus shall be determined solely by the affirmative vote of a majority of the directors of the Board of the Company.

          (b)   Signing Bonus. As of the Commencement Date, Company shall pay Executive a lump sum signing bonus of Sixty Thousand and 00/100 Dollars ($60,000.00).

4.   Benefits.

          (a)   During the Employment Period, Executive shall be entitled to participate, to the extent eligible, in all benefit plans and programs sponsored or maintained by the Company and made available generally to its employees. Executive may elect to participate in the Company’s retiree medical plan providing medical coverage for Executive (and Executive’s spouse) irrespective of the basis for termination of Executive’s employment. In the event of a Termination Without Cause, and only in such event, Company shall reimburse Executive the actual out of pocket costs incurred for such participation in the retiree medical plan up to a maximum of $928.00 per month until Executive reaches age 65. Except as otherwise set forth in the immediately preceding sentence, if Executive so elects to participate in such retiree medical plan following the termination of Executive’s employment with the Company, Executive shall do so at Executive’s sole cost, without any contribution from the Company. So long as (i) the costs to Executive do not exceed the costs Executive would be required to pay under the Company’s retiree medical plan; and (ii) the benefits are not materially different from the benefits Executive would receive under the Company’s retiree medical plan, the Company may elect to change the plan available to Executive from the retiree medical plan to any other healthcare plan then available to Company employees.

          (b)   During the period beginning on the Commencement Date and ending on the earlier of (i) ninety (90) days thereafter and (ii) the date Executive is eligible for health benefit plans and programs sponsored or maintained by the Company, subject to (A) the timely election of continuation coverage under the Consolidated Budget Omnibus Reconciliation Act of 1985, as amended (“COBRA”) and (B) Executive’s continued copayment of premiums at the same level and cost to Executive as if he were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), the Company shall reimburse Executive for the economic equivalent of participation (with the balance of the premium paid by the Company) in the Company’s health insurance plan (to the extent permitted under applicable law and the terms of such plan) in which Executive and his eligible dependents were participating, provided, however, that such coverage shall be provided in the form of COBRA coverage and shall run concurrently with any required COBRA continuation coverage period.

5.   Termination of Employment.

          (a)   Definitions. For purposes of this Section 5, the following terms shall have the meanings ascribed to them below:

          “Earned Compensation” means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends, including any deferred salary and interest accrued thereon.

          “Severance Payment” means an amount equal to two (2) times the amount of Executive’s annual Base Salary.

          “Termination for Cause” means a termination of Executive’s employment by the Company due to (i) Executive’s gross neglect, willful malfeasance, gross misconduct, fraud or embezzlement in connection with his employment hereunder; (ii) any willful refusal by Executive to perform Executive’s duties, responsibilities or obligations assigned to Executive in accordance with the terms hereof; (iii) a violation by Executive of any policy of the Company that is generally applicable to all employees or all officers of the Companies including, but not limited to, policies concerning sexual harassment, or the Company’s code of conduct; (iv) any willful violation (including assisting any customer or other employee in the violation) of any applicable state or federal banking or securities law;(v) any willful violation of the rules or regulations of the Office of Thrift Supervision (“OTS”), the Federal Deposit Insurance Corporation (“FDIC”), or any other regulatory agency or governmental authority having jurisdiction over the Company; (vi) Executive’s failure to cooperate, if requested by the Board of the Company, with any investigation or inquiry into his or the Company’s business practices, whether internal or external, including, but not limited to Executive’s refusal to be deposed or to provide testimony at any trial or inquiry; (vii) Executive’s resignation; (viii) any material breach by Executive of this Agreement including, without limitation, any breach of Sections 2(b), 7 and 8(e); or (ix) fraud or embezzlement by Executive or Executive’s conviction of, or plea of guilty or nolo contendre to a felony or any crime involving moral turpitude, or an indictment of Executive that results in material injury to the Company or any of its subsidiaries or affiliates or its or their property, operations or reputation.

          “Termination due to Disability” means a termination of Executive’s employment by the Company because Executive has been incapable, after reasonable accommodation, of substantially fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of an aggregate of 30 days (whether or not consecutive) in any three month period. Any question as to the existence, extent or potentiality of Executive’s disability shall be determined by a qualified physician selected by the Company with the consent of Executive, which consent shall not be unreasonably withheld. Executive or his legal representatives or any adult member of his immediate family shall have the right to present to such physician such information and arguments as to Executive’s disability as he, she or they deem appropriate, including the opinion of Executive’s personal physician.

          “Termination Without Cause” means any termination of Executive’s employment by the Company (which the Company may do at any time with or without cause or reason) other than (i) a Termination due to Disability, (ii) Executive’s death or (iii) a Termination for Cause.

          (b)   Termination of the Employment Period. The Employment Period shall end upon the earliest to occur of (i) Executive’s death, (ii) a Termination due to Disability, (iii) a Termination for Cause, or (iv) a Termination Without Cause (such date, the “Termination Date”).

          (c)   Benefits Payable Upon Termination.

             (i)   In the event of Executive’s death during the Employment Period or a Termination due to Disability, Executive or his beneficiaries or legal representatives shall be provided only the Earned Compensation.

             (ii)   In the event of Executive’s Termination for Cause at any time, Executive shall be provided only the Earned Compensation.

             (iii)   In the event of a Termination Without Cause on or before October 28, 2008, Executive shall be provided the Earned Compensation and the Severance Payment. In the event of a Termination Without Cause after October 28, 2008, Executive shall be provided only the Earned Compensation.

          (d)   Earned Compensation. The Earned Compensation shall be paid in regular installments at the same time it would have been payable to Executive had he continued in the Company’s employment.

          (e)   Severance Payment. The payment of any Severance Payment pursuant to this Section 5 shall be conditioned upon Executive’s execution and delivery to the Company of a release, in substantially the form attached hereto as Exhibit A (the “Release Agreement“). The Severance Payment shall be paid within ten (10) business days of the Release Agreement becoming effective.

          (f)   Full Discharge of Company Obligations. The amounts payable to Executive pursuant to this Section 5 following termination of Executive’s employment with the Company shall be in full and complete satisfaction of Executive’s rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries or affiliates, and Executive acknowledges that such amounts are fair and reasonable, and his sole and exclusive remedy, in lieu of all other remedies at law or in equity, in connection with the termination of his employment.

6.   Withholding.

          All payments from the Company to Executive shall be reduced by any amounts required to be withheld by the Company from time to time under applicable federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect.

7.   Non-Competition, Non-Solicitation, and Confidentiality.

          (a)   Non-Competition. During the Employment Period, Executive shall not become associated with any entity, whether as a principal, partner, employee, director, consultant, joint venturer, lender, investor, individual proprietor, shareholder or otherwise (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly held company), that is engaged in any geographic area in any business which is in competition with a business conducted by the Company or any of its subsidiaries or affiliates at the time of the alleged competition.

          (b)   Confidentiality. Without the prior written consent of the Company, during the Employment Period and thereafter, except (i) as reasonably necessary in the course of carrying out his duties hereunder or (ii) to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Executive shall not directly or indirectly disclose, communicate or divulge any secret or confidential information including, without limitation, (a) any trade secrets, customer lists, customer profiles, prospective customer lists, mailing lists, receipts, documentation, computer programs, drawings, designs, information regarding product development, marketing plans, sales plans, information relating to the Company’s strategy or plans, manufacturing plans, management organization information (including data and other information relating to members of the Board of Directors of the Company and management), operating policies or manuals, business plans, financial records or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or affiliates or information designated as confidential or proprietary that the Company or any of its subsidiaries or affiliates may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries or affiliates; (b) any account number, account line specification, MICR line specification, or similar form of access number or access code for a credit card account, deposit account or transaction account of a Downey customer, or (c) “nonpublic personal information” of a Downey customer (as defined in Section 509(4) of the Gramm-Leach-Bliley Financial Services Act (the “GLB Act”) (15 USC 6809) and its implementing regulations (12 CFR 573.3(n))(collectively, “Confidential Information”), all of which is the sole property of the Company, unless such Confidential Information has been previously disclosed to the public by the Company or has otherwise become available to the public (other than by reason of Executive’s breach of this Section 7(b)).

          (c)   Company Property. Promptly following Executive’s termination of employment, Executive shall return to the Company all property of the Company or any of its subsidiaries or affiliates including all Confidential Information described in Section 7(b), and all copies thereof in Executive’s possession or under his control, except that Executive may retain his notes, diaries, Rolodexes, calendars, and correspondence and documents of a personal nature provided that such items do not contain Confidential Information described in Section 7(b).

          (d)   Non-Solicitation of Employees and Clients/Customers.

             (i)   During the Employment Period and for a period of two years thereafter, Executive shall not directly or indirectly induce, influence, persuade, or attempt to induce, influence or persuade any employee of the Company or any of its affiliates or subsidiaries to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment, or commence or offer to commence a material or exclusive business relationship, to any person who is or was employed by the Company, a subsidiary or affiliate thereof unless such person shall have ceased to be employed by or perform services for such entity for a period of at least six months.

             (ii)   During the Employment Period and for a period of two years thereafter, Executive shall not personally nor through an intermediary solicit, entice or induce, or enable others to solicit, entice or induce, any client or customer of the Company or any subsidiary or affiliate thereof to become a client or customer of any other person, firm, entity or corporation with respect to products and/or services then sold or under development or to otherwise cease doing business with the Company or any subsidiary or affiliate, and Executive shall not approach any such person, firm, entity or corporation for such purpose or authorize or approve the taking of such actions by any other person.

          (e)   Non-Disparagement. During the Employment Period and for a period of two years thereafter, Executive will not knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Company, its directors, officers, or employees.

          (f)   Injunctive Relief with Respect to Covenants. Executive acknowledges and agrees that Executive will acquire, develop and/or use information of a special and unique nature and value that is not generally known to the public or to the Company’s industry. As a result, Executive further acknowledges and agrees that the covenants and obligations of Executive with respect to non-competition, non-solicitation, confidentiality, and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations may cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled, without the requirement of posting a bond or other security, to obtain an injunction, restraining order or such other equitable relief restraining Executive from committing any violation of the covenants and obligations contained in this Section 7. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. If a court holds that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the Company and Executive agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances will be substituted for the stated duration, scope, area or other restrictions.

8.   Miscellaneous.

          (a)   Survival. Sections 4, 5, 7 and 8 shall survive the termination hereof.

          (b)   Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the Company and any person or entity that succeeds to the ownership of the Company (regardless of whether such succession does or does not occur by operation of law) by reason of a merger, consolidation or reorganization involving the Company. This Agreement shall also inure to the benefit of Executive’s heirs, executors, administrators and legal representatives and beneficiaries.

          (c)   Assignment. Except as provided under Section 8(b) hereof with respect to assignments to an entity which is owned, directly or indirectly, in whole or in part by the Company or to an entity that succeeds to the ownership of the Company, neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

          (d)   Entire Agreement; Conflict. This Agreement and the Offer Letter shall constitute the entire agreement between the parties hereto with respect to the matters referred to herein and therein. No promises, representations, warranties or inducements have been made by the parties other than those that are expressly contained in this Agreement and in the Offer Letter. To the extent there are any conflicts between the terms and conditions of the Offer Letter and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

          (e)   Representations. Executive represents that he is free to accept employment hereunder and that he has no prior or other commitments or obligations of any kind to anyone else that would hinder or interfere with his acceptance of his obligations under this Agreement or the exercise of his duties as contemplated hereunder. Without limiting the generality of the foregoing, Executive represents that his employment hereunder and compliance by him with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which he is a party or by which he may be bound.

          (f)   Severability; Reformation. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any of Section 7(a), (b), (d), or (e) is not enforceable in accordance with its terms, Executive and the Company agree that such sub-section of such Section 7 shall be reformed to make such sub-section enforceable in a manner which provides the Company the maximum rights permitted at law.

          (g)   Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions. None of the provisions of this Agreement or rights provided herein shall be deemed waived unless waived in writing by the party benefited thereby.

          (h)   Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by facsimile and shall be effective upon actual receipt when delivered or sent by facsimile and upon mailing when sent by registered mail, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company:

Downey Savings and Loan Association, F.A.
3501 Jamboree Road
Newport Beach, CA 92660
Attn: Dan Rosenthal, Chief Executive Officer

With a copy to:

Downey Savings and Loan Association, F.A.
3501 Jamboree Road
Newport Beach, CA 92660
Attn: Jon MacDonald, General Counsel

If to Executive:

To the address or facsimile number as may be listed for Executive’s principal residence in the Company’s human resources records from time to time.

          (i)   Amendments. No amendment to this Agreement shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought.

          (j)   Headings. Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

          (k)   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (l)   Governing Law. This Agreement shall be governed by the laws of the State of California,

without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

          (m)   Interpretation; Certain Rules of Construction. If any claim is made by either party to this Agreement relating to any conflict, omission, or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. Any ambiguities will be resolved without reference to which party drafted this Agreement or any part of this Agreement. Unless the context otherwise requires: (a) “herein,” “hereof”, and other words of similar import refer to this Agreement as a whole and not to any particular section, sub-section, clause, or other sub-division; (b) “including” and “includes,” when following any general provision, sentence, clause, statement, term, or matter, will be deemed to be followed by “, but not limited to” and “, but is not limited to,” respectively.

          (n)   Time. Time is of the essence with respect to each and every provision in this Agreement.

          (o)   Dispute Resolution. To the fullest extent permitted by law, any dispute or claim arising in connection with or relating to this Agreement (other than injunctive relief) shall be resolved by final and binding arbitration before the American Arbitration Association (“AAA”) in Orange County, California and be governed by the AAA Rules in effect for Employment Arbitration as of the date hereof (the “AAA Rules”). The parties shall select a single neutral arbitrator for resolution of their dispute, and in the event the parties cannot agree on a single neutral arbitrator within thirty (30) days of the date the arbitration demand is filed with AAA, the dispute shall be resolved by a neutral arbitrator selected in accordance with AAA Rules. The decision and award, if any, of the arbitrator shall be rendered within ten (10) days of the last day of the arbitration proceeding and shall be final and binding on both parties, their respective heirs, representatives, successors and assigns. A judgment shall then be entered in Orange County Superior Court and be enforceable in any court of competent jurisdiction. Prior to the arbitrator’s rendering of a decision or award, Company shall bear the costs and fees of the arbitrator and any other fees and costs charged by AAA (collectively, the “Arbitration Costs”). After the arbitrator’s rendering of a decision or award, the non-prevailing party shall bear the Arbitration Costs (incurred before and/or after the decision or award) to the maximum extent allowable by law. At the option of either party, all related disputes and claims (i.e., disputes and claims which would have been subject to being heard and decided upon in the same court proceeding but for this and/or other arbitration sections) involving third party(ies) shall be heard and decided upon in a single arbitration proceeding as described in this Section; however, in the event of discrepancies between this Section and the arbitration section by which the third party(ies) are bound, the arbitrator shall have the discretion to modify the arbitration proceeding as he or she determines appropriate.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the date first set forth above.

COMPANY:

DOWNEY SAVINGS AND LOAN
ASSOCIATION, F.A

BY:____________________________
Name:
Title:

EXECUTIVE:

___________________________
Frederic R. McGill

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement ("Agreement") is made and entered into as of _____ [Fill in Today’s Date] by and between _________________ ("Employee") and DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. on behalf of itself and its affiliates, officers, directors, employees, agents, attorneys, successors and assigns (collectively "Employer").

[Whereas, Employee has voluntarily resigned Employee’s employment and tendered Employee’s resignation notice giving the Employer _______________[Insert Number (#) of weeks] weeks notice of Employee’s resignation.][Delete Preceding Sentence if it is an Involuntary Termination]

Now therefore, in consideration of Employer's payment of __________ [Insert Dollar Amount], less applicable payroll deductions to Employee, which payment shall be made to Employee within ten (10) business days after the date this Agreement becomes effective, Employer and Employee hereby agree as follows:

1.   Employee acknowledges that Employer has paid Employee all compensation due Employee and has paid Employee for all accrued vacation time, if any, to which Employee is entitled and Employee represents that no Employer property including, but not limited to, files, supplies, computer data and/or other documents or materials, is in Employee’s possession, custody or control. Employer shall also pay to Employee any legitimate as-yet un-reimbursed business expenses upon prompt submission of same to Employer with proper documentation and pursuant to Employer’s policy.

2.   Employee hereby releases and forever discharges Employer from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature and character whatsoever, known or unknown, whether based on a contract (implied, oral or written) or any other theory of recovery, and whether for compensatory, punitive or other damages, including but not limited to any and all claims which Employee may now have, has ever had, or may in the future have, arising from or in any way connected with his employment by Employer.

3.   It is understood and agreed that the payment of any sums under this Agreement shall not be deemed an admission of liability or responsibility at any time for any purpose.

4.   This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded by this Agreement. In reaching this Agreement, no party has relied upon any representation or promise except those expressly set forth.

5.   Employee hereby waives any and all rights or benefits which Employee may have under the terms of Section 1542 of the California Civil Code which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

6.   Employee further understands and acknowledges that:

a.   This Agreement constitutes a voluntary waiver of any and all rights and claims Employee has or may have against Employer as of the date of the execution of this Agreement, including rights or claims arising under the federal Age Discrimination in Employment Act (“ADEA“), 29 U.S.C. Section 621, et seq.;

b.   Employee has knowingly and voluntarily waived rights or claims pursuant to this Agreement and in exchange for consideration, the receipt and adequacy of which is hereby acknowledged and the value of which exceeds payment or remuneration to which Employee was already entitled;

c.   Employee represents that Employee has read this Agreement, has been advised to consult an attorney of his/her choosing concerning this Agreement prior to executing it, and is fully aware of the Agreement's contents and legal effect;

d.   It is strongly recommended, urged and advised that Employee discuss this Agreement with his attorney before executing it. Employee expressly acknowledges that he has been provided at least twenty-one (21) days to review and consider this Agreement before signing it. Should Employee decide not to use the full 21 days, then he knowingly and voluntarily waives any claim that he was not given that period of time or did not use the entire 21 days to consult an attorney or consider this Agreement; and

e.   Employee may revoke this Agreement at any time up to seven (7) calendar days following his execution of this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired (without this Agreement being revoked) which is at 12:01 a.m., on the eighth day following his execution of this Agreement. If Employee decides to revoke this Agreement, such revocation must be in writing to Employer, and must be received by Employer no later than the end of this revocation period. If Employee revokes this Agreement, he shall not receive the payment described in the beginning of this Agreement.

7.   This Agreement shall bind and inure to the benefit of the respective heirs, beneficiaries, successors, affiliates and assigns of the respective parties and entities named herein.

8.   If it becomes necessary to enforce this Agreement in any manner whatsoever, including the pleading of this Agreement as a defense, the prevailing party will be entitled to recover reasonable attorneys’ fees from the non-prevailing party.

9.   Any determination that any provision hereof is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision hereof. Time is of the essence of this Agreement wherever time is a factor.

10.   This Agreement is entered into in, and shall be governed by and construed and interpreted in accordance with, the laws of the State of California. Any action to interpret or enforce this Agreement must be brought in a court of competent jurisdiction within Orange County, California.

11.   To the maximum extent permitted by applicable law, Employer and Employee each waive their right to a jury trial.

12.   In consideration for the payments described above, Employee agrees to respond to all inquiries of Employer about any matters concerning Employer or its affairs that occurred or arose during the period of his employment by Employer and Employee further agrees to cooperate fully with Employer in investigating, prosecuting and defending any charges, claims, demands, liabilities, causes of action, lawsuits or other proceedings by, against or involving Employer relating to the period during which he was employed by Employer or relating to matters of which Employee has or should have knowledge or information. Among other things, Employee agrees on reasonable notice to make himself available and to be interviewed by and to cooperate fully with Employer and its representatives in connection with potential or actual litigation, including providing truthful testimony, depositions, declarations, discovery and trial preparation and proceedings. In the event the Employee is required to travel in connection with such cooperation, Employer agrees to reimburse him (upon presentation of original travel receipts) for the reasonable costs of airfare, hotel, ground transportation and meals.

13.   Employee will not at any time reveal (either directly or indirectly, to any person, association, business, firm or corporation) or use any trade secret, proprietary information or any confidential information of or concerning Employer learned, obtained, created or originated by Employee during the course of Employee’s employment with Employer including but not limited to, information about its business (including information concerning Employer’s parent, subsidiary and affiliated entities and divisions), assets, financial condition, legal issues, customer or broker information, employee information, analyses, strategies and/or business plans, and methods or procedures of doing business. It is a continuing obligation of Employee to maintain the confidentiality of such information. This Section 13 shall not apply to any disclosures required by applicable law.

14.   The terms and conditions of this Agreement shall remain confidential, and Employee will not disclose, disseminate or publicize the existence or content of this Agreement to any other persons or entities except Employee’s attorney, spouse and accountant (who shall be instructed to maintain such confidentiality) and as required by applicable law or any taxing authority (i.e., I.R.S and State Franchise Tax Board).

15.   Employee agrees that for a period of one (1) year after the termination of his employment, Employee will not, directly or indirectly, encourage or solicit any officer, employee or consultant of Employer to leave Employer for any reason, nor will Employee ask, encourage or suggest to any third-party, including any future employer, to encourage or solicit any officer, employee or consultant of Employer to leave Employer. Further, Employee agrees that for a period of one (1) year after the termination of his employment, Employee will not solicit, encourage or influence any person or entity who is a customer, client or supplier of Employer to cease doing business with Employer, or encourage any customer, client or supplier to use the services of any competitor of Employer.

16.   Employee represents that Employee has read this Agreement, has been advised to consult an attorney of his choosing concerning this Agreement prior to executing it, and is fully aware of the Agreement's contents and legal effect. It is strongly recommended, urged and advised that Employee discuss this Agreement with his attorney before executing it. Should Employee decide not to discuss this Agreement with his attorney, then he knowingly and voluntarily waives any claim that he was not given the opportunity to consult an attorney or consider this Agreement

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

EMPLOYEE:

___________________________
[Name]

___________________________
Date

DOWNEY SAVINGS AND LOAN
ASSOCIATION, F.A.

By:

___________________________

Kendice Briggs
Executive Vice President, Human Resources

___________________________
Date

8-K Cover